UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2015

VALMIE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-180424	45-3124748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 S Dairy Ashford Road, Suite 100

Houston, TX 77077

(Address of principal executive offices)(Zip Code)

(713) 595-6675
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K (this “Report”) contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements”, including any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by any forward-looking statements.

These forward-looking statements involve significant risks and uncertainties, including, but not limited to, the following: competition, promotional costs, and risk of declining revenues. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These forward-looking statements are made as of the date of this Report, and we assume no obligation to update such forward-looking statements.

Except as otherwise indicated by the context, references in this Report to “we”, “us” and “our” mean Valmie Resources, Inc. and all dollar amounts refer to U.S. dollars, unless otherwise indicated.

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2015, we entered into an agreement for the exchange of securities (the “Share Exchange Agreement”) with Vertitek Inc. (“Vertitek”), a Wyoming corporation, and the sole shareholder of Vertitek, Masamos Services Ltd. (“Masamos”), a Cypriot corporation. On March 31, 2015 (the “Closing Date”), the closing of the Share Exchange Agreement occurred and we issued 1,000,000 shares of our common stock to Masamos in exchange for 100% of the issued and outstanding shares of Vertitek (the “Acquisition”). As a result of the Acquisition, Vertitek became our wholly owned subsidiary.

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosure in Item 1.01 regarding the Acquisition is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, on March 31, 2015 we issued 1,000,000 shares of our common stock to Masamos pursuant to the Share Exchange Agreement, thereby completing the Acquisition. Prior to the completion of the Acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) since we were not generating revenues, did not own an operating business and did not have any assets other than cash and cash equivalents. Since we were a shell company, and in accordance with the requirements of Item 2.01(f) of Form 8-K, this Report sets forth information that would be required if we were required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to our common stock (which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act).

BUSINESS

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. From our inception until the quarter ended August 31, 2014, we were a mineral exploration company exploring for precious metals, or gold and silver targets. Our property, known as the Carico Lake Valley Property (the “Property”), was located in Lander County, Nevada.

In July 2014, we were notified by the landowner that our option to acquire an interest in the Property had been terminated and that the Property had been sold to a third party. Our efforts from that date until the end of our most recently completed fiscal year were primarily directed to identifying new development properties.

In early December 2014, our majority shareholder, Fen Holdings & Investments Limited (“Fen”), a company incorporated in the British Virgin Islands, determined it was in the best interests of our shareholders to change our business focus from mining to pursuing opportunities for the commercialization of leading edge products and services in the rapidly expanding technology industry. We therefore sought to develop or acquire concepts with valid business models positioned to make a significant impact within the four key technology “megasectors”: software, hardware, networking and semiconductors.

Business Strategy

The first major step in our shift to the technology sector was the appointment of Gerald B. Hammack as our sole officer and director on December 8, 2014. Mr. Hammack has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony and database management, as well as substantial expertise in the setup and management of complex data processing systems.

Over the past several years, Mr. Hammack has been developing a series of software platforms and technologies designed to provide the near real-time data processing required by the ever-expanding use of commercial Unmanned Aerial Vehicles or UAV’s (more commonly referred to as drones). Towards the end of 2014, we rebranded Mr. Hammack’s development efforts to date as the AIMD (Automated Intelligence for Mobile Devices) data processing platform and adopted them as our own. As of the date of this Report we have not yet entered into a formal agreement with Mr. Hammack regarding the assignment of this property to us; however, we expect to enter into such an agreement in the near future to formalize this arrangement.

While in the process of launching the AIMD platform we determined that it would be necessary to find a partner that had the technology and experience in the design and manufacture of UAV’s in order to design and build a prototype unit to test and refine our product and service offerings. After extensive investigation we located an up-and-coming UAV manufacturer, Vertitek. Vertitek’s hardware and software technology enables a sophisticated level of autonomy for UAV’s and other autonomous mobilized devices, including precision guidance controls and advanced safety features. Vertitek’s under development commercial V-1 DroneSM is a multi-rotor UAV that incorporates an integrated, fully autonomous autopilot, which could be connected to, and controlled from, the AIMD platform.

After significant discussion with Vertitek and its principal shareholder, on January 20, 2015 we entered into a letter of intent (the “LOI”) with Vertitek to acquire 100% of the capital stock of that company in exchange for the issuance of shares of our common stock to the principal shareholder of Vertitek, contingent upon certain due diligence requirements. On January 27, 2015 we entered into the Share Exchange Agreement with Vertitek and Masamos on substantially the same terms as the LOI, and on March 31, 2015 the closing of the Share Exchange Agreement occurred. Prior to the completion of the Acquisition, we advanced a total of $33,500 to Vertitek under a line of credit in the amount of $150,000 to continue the development of the V-1 DroneSM.

Subsequent to the execution of the LOI and in anticipation of completing the Acquisition, we combined our development efforts with those of Vertitek to deliver our potential customers with the most advanced product and service offerings in the commercial UAV industry.

We have never declared bankruptcy, receivership or any similar proceedings nor have we had any material reclassifications, mergers, consolidations, or purchases or sales of a significant amount of assets not in the ordinary course of business.

Currently, we have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. Since our inception, our efforts have focused primarily on the development and implementation of our business plan. Our website address is www.valmie.com.

Our Corporate History and Background

On December 3, 2013, the holders of a majority of our issued and outstanding common stock approved an amendment to our bylaws (the “Bylaw Amendment”) and an increase in our authorized capital from 100,000,000 shares of common stock, par value $0.001, to 750,000,000 shares of common stock, par value $0.001 (the “Authorized Capital Increase”). The purpose of the Bylaw Amendment was to update our bylaws and make them more comprehensive, while the purpose of the Authorized Capital Increase was to reorganize our capital structure in connection with the stock dividend described below. We formally effected the Authorized Capital Increase on December 4, 2013 by filing a Certificate of Amendment with the Nevada Secretary of State.

Also on December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from the Financial Industry Regulatory Authority (FINRA) to effect the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

On December 10, 2014, the holders of a majority of our issued and outstanding common stock approved a set of amended and restated articles of incorporation that, among other things, increased our authorized capital to 760,000,000 shares, consisting of 750,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 (the “Blank Check Preferred Stock”). We formally effected the authorized capital increase and the creation of the Blank Check Preferred Stock by filing the amended and restated articles of incorporation accompanied by the required certificate with the Nevada Secretary of State on December 11, 2014.

On December 11, 2014, our sole director approved the designation of 2,000,000 shares of the Blank Check Preferred Stock as Series “A” preferred stock (the “Designation”). We formally effected the Designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

The shares of Series “A” preferred stock carry certain rights and preferences. The Designation provides that the Series “A” Preferred Stock may be converted into shares of our common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance, and that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock.

On January 16, 2015, Fen, the owner of an aggregate of 237,360,000 shares, or approximately 80.1% of our issued and outstanding common stock, agreed to cancel those shares in exchange for the issuance of the 2,000,000 shares of Series “A” preferred stock described above. As a result, the number of issued and outstanding shares of our common stock decreased from 296,400,000 to 59,040,000.

Between August 14, 2014 and March 20, 2015, we issued six promissory notes to three investors in the aggregate amount of $340,000 in exchange for advances to us in an identical amount. Each of the promissory notes bears simple interest at an annual rate of 15% and matures two years from the date of issuance. Five of the six promissory notes, in the aggregate amount of $325,000, are secured by all of the assets, properties, goods, inventory, equipment, furniture, fixtures, leases, supplies, records, money, documents, instruments, chattel paper, accounts, intellectual property rights (including but not limited to, copyrights, moral rights, patents, patent applications, trademarks, service marks, trade names, trade secrets) and other general intangibles, whether owned by us on the date of the applicable note or thereafter acquired, and all proceeds thereof.

On April 6, 2015, we entered into debt conversion agreements with two of the three investors pursuant to which those investors converted an aggregate of $350,000  in debt into 3,500,000 shares of our common stock at a price of $0.10 per share. As part of those debt conversion agreements, the investors agreed to forgive any and all accrued interest and release their respective security interests in our assets, rights or other property.

Also on April 6, 2015, we entered into a debt conversion agreement with one creditor pursuant to which the creditor converted an aggregate of $33,927 in debt into 339,270 shares of our common stock at a deemed price of $0.10 per share.

The Acquisition

On the Closing Date, we completed the Acquisition and Vertitek became our wholly owned subsidiary. Vertitek was established to provide unmanned vehicle software, hardware and cloud services for a wide range of commercial applications around the globe. Vertitek is in the process of developing the V-1 DroneSM, a cutting edge multi-rotor UAV designed specifically to meet the requirements of a growing commercial user base. The assets of Vertitek include, but are not limited to, all intellectual property, trade name, trade secrets, trademarks, personnel contracts, website domain and content, strategic partnerships, manuals, licenses and all other confidential information related to the V-1 DroneSM and other technologies under development by Vertitek.

Our Solutions

Our UAV solutions consist of aerial data collection hardware, software and data storage solutions for commercial applications. We believe that our systems collect and analyze the highest quality aerial data in the most efficient manner possible.

AIMD Platform: Autonomous Intelligence for Mobilized Devices

We are creating a system that we anticipate will be the most powerful and feature-rich ever for connecting mobilized machines, drones and robots to enable communication, automation and visibility. We expect to be able to offer choices from dozens of industry applications that are experiencing a growing need for visibility to help maximize operational efficiencies, and have taken into consideration the need for a seamless point of integration, empowering the best-of-both-worlds – including hardware components and process information – to work better together. We developed the AIMD platform as the intersection point for real-time operational intelligence and effective work-flow that is accessible anywhere, anytime.

Our open application program interface (API) and support for industry standards are designed to make it easy to add capabilities, integrate existing systems and innovate with our partners in exciting new ways to harness all the power of their machines, devices and controllers. Designing enterprise-grade scalability and security into the AIMD platform was at the forefront of our functional requirements. And simplicity, reducing the “speed to the field”, and filtering the crucial data are all at the top of our list. Our cloud-based interface provides access to our customers’ own rule-based actions and recognizes and reacts to empower all assets to perform better, even in extreme environments.

AIMDx – Learning Service Module

AIMDx is part of the predictive intelligence required for next level businesses. Designed as an out-of-the-box external learning application, AIMDx lets clients connect, communicate and collaborate within a secure, cloud-based network regardless of device type. AIMD transforms the data feedback loop into usable information that allows for real-time streamlining of analysis and corrective action. From image analysis to route discrepancies, the AIMDx module drives production and automating information flow for a new level of efficiency, allowing for cross-referencing of first and third-party data sources. Unlike automation software, AIMDx looks for deep contact points of engagement, authentic end-use intelligence and lasting data assessment for use in the field. It’s quick and cost-effective via the cloud, and is focused on helping our customers achieve results.

Our Hardware Systems

In collaboration with Vertitek, we are developing the extremely versatile V-1 DroneSM. The multi-rotor platform features a large carbon fiber composite frame with high efficiency brushless motors. To further increase efficiency, the motors include large diameter carbon fiber blades. This provides powerful lift while increasing flight times. State-of-the-art lithium polymer batteries provide power to the rotor with amazing power-to-weight ratios. These batteries not only save weight, but also provide longer flight times than previous generations of batteries. Along with powerful batteries, the V-1 DroneSM will feature a fully autonomous autopilot. The autopilot system is based on the powerful 32-bit Pixhawk controller with many sensors and features. This controller provides more functionality with custom sensor packages. These packages range from Sonar, to GPS mapping, to a live first person view (FPV) of the surroundings. Each multi-rotor system can be customized to fit specific needs by upgrading, optimizing, and personalizing individual components.

Images of the V-1 DroneSM

The following are the hardware specifications for the V-1 DroneSM:

●	fully autonomous 32 bit Pixhawk flight controller

●	lightweight customized carbon fiber frame

●	high capacity lithium polymer batteries

●	high voltage 20 amp brushless speed controllers

●	large 17” carbon fiber propellers

●	available customized sensor packages

To date, we have spent approximately $75,000 to build 10 prototypes of the V-1 DroneSM. We are in the process of testing these prototypes. Mr. Hammack is allowing us to use his ranchland to store and test the drones. When necessary, we intend to expand our testing area to include farmland and other agricultural areas for real world usability testing.

Suppliers

Both our hardware and software solutions rely on certain outside suppliers for either operational components or software packages upon which our systems are constructed. At this time there are multiple suppliers for almost all of the components that are required in our business and we do not foresee a situation under which we would be unable to receive the items required from these suppliers. Our V-1 DroneSM prototype  is constructed mostly from readily available components. When we begin to manufacture the V-1 DroneSM for commercial sale we will require certain proprietary components to be manufactured to our specifications. This will limit our supply network and could leave us vulnerable in the event of an issue with such supplier. Where appropriate we will try to diversify our supply network as much as possible to mitigate future supply risks.

Business Plan Implementation Schedule

We will be unable to implement the remainder of our business plan until we are able to secure total financing of approximately $1,500,000. However, there can be no assurance that sufficient financing will be available or available on suitable terms. We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  Virtually all aspects of our business plan are scalable in terms of size, quality and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over an eighteen-month period. We anticipate that we will require a total of $1,500,000 in order to deliver upon our business goals within a 24-month period.

Sales and Marketing Strategy

We plan to begin producing revenues from sales related to drone services, either through one-time contracts or through longer-term monitoring and data processing agreements. We plan to begin discussions within the agriculture industry to determine the areas in which our services could have an immediate impact, thus generating the most interest from early adopters. While we plan to attend industry conferences and association meetings in order to introduce our services, we believe that personal relationships and introductions will be our best avenue to capture revenues in the near-term.

We anticipate that we will be actively marketing our V-1 DroneSM for sale to commercial customers within 24 months. In order to effectively sell the V-1 DroneSM we will need to engage a professional sales and marketing team with experience in business-to-business sales. We expect that as the UAV market matures over the coming years there will be opportunities for collaborations with other interested parties that could provide additional markets for our product and services.

Characteristics and Make Up of Target Market

The UAV market is constantly changing, due in large part to the current regulatory challenges faced by the industry. It is impossible to predict exactly how new regulations will impact the market at this time.

Although our initial focus will be the agriculture and farming markets, our solutions, especially the V-1 DroneSM, will be applicable to a variety of markets. We will be constantly reviewing our target markets to ensure the success of our business model.

As the UAV industry matures in the coming years, the demand for our solutions will only increase. Our early entry into the commercial UAV marketplace will provide an opportunity to become one of the major solution providers in our target markets.

Competition

The commercial UAV market is characterized by many participants that offer very similar products. Therefore, our strategy is to begin offering advanced solutions that combine our software and hardware offerings in such a way to bring clear value to our customers.

Although this industry operates in a highly specialized niche, competition for business will be intense. We will face significant competition in the provision of both software solutions and hardware systems, as follows:

Hardware Vendors

●	Parrot Industries

●	PrecisionHawk

●	DJI Innovations

●	Helico Aerospace Industries

Software Solutions Providers

●	PrecisionHawk

●	AirWare

●	DroneCode

●	NV Drones

Intellectual Property

Our policy is to capitalize intellectual property related to the filing and acquisition of internally developed patents where appropriate.

Patent related expenses that are eligible for capitalization  include:

●	legal fees related to the preparation and filing of a patent application;

●	legal fees related to the defense of a patent or patent application; and

●	filing fees related to the filing of a patent application.

Intellectual property for internally developed patents will be capitalized only in the above circumstances and will be amortized over the life of the patent, beginning on the grant date.

We have not filed any patents related to our UAV technologies as of the date of this Report; however, we anticipate that we will begin to complete such filings in the near future.

Research and Development

Our current research and development activities are solely focused on the continued development of the AIMD platform and the V-1 DroneSM. We anticipate these efforts will lead to additional products being developed from the foundation of these two systems. If and when we are able to do this, engineering design development will be employed to aid in the development of these systems. At this time, however, we have no plans to pursue pure research and development activities at any point in the future.

Government Regulations

As a provider of technologies and services in the UAV industry we are likely to be subject to extensive regulation at both the federal and municipal levels. This will be especially true if we begin to offer operational services to our customers.

The regulatory environment for commercial UAV use has not yet been codified in the United States. In addition to a few recent Federal Aviation Administration (“FAA”) exemptions, the key case, Huerta v. Pirker, has not brought definitive clarity, just more clearly defined positions on both sides of the dispute over the regulated or unregulated use of UAV’s for commercial purposes.

UAV regulations for the United States airspace are still a patchwork of confusing, often contradictory rulings, generally based on regulations, which, in some cases, were codified decades ago. Based on the existing exemptions, those entities and organizations that anticipate using UAV’s commercially will be required to receive pilot certifications, including medical certifications, which the FAA has attached to the few exemptions. Operators and pilots are likely to be distinguished.

On the non-FAA side, there will be expanding barriers to entry into the UAV industry, especially if FAA regulations should surprise us with low thresholds for an entry into the commercial field. From homeland security to privacy, there are real and imaginary dangers associated with the expanding use of UAV’s in the United States. As U.S. domestic regulation continues to fall behind those of more forward thinking countries, it may become necessary for UAV companies to focus their efforts and resources outside the United States until such time as UAV regulations become more conducive to the game-changing solutions that can only be delivered by tomorrow’s advanced UAV systems and technologies.

Employees

As of the date of this Report, we do not have any full-time or part-time employees. We currently rely on the efforts of Gerald B. Hammack, our sole executive officer and director, and Sean Foster, the sole officer and director of Vertitek, to manage our operations. Mr. Hammack dedicates approximately 40 hours per week to the management of our operations along with the oversight of our autonomous vehicle software and hardware development projects, and Mr. Foster dedicates approximately 20 hours per week  to the continued development of Vertitek’s autonomous vehicle prototypes. From time to time, we also engage consultants to provide specialized technical and support services, both in the implementation of our corporate structure as well as the advancement of our products and services.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer and they may lose all or part of their investment. See “Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business and Industry

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will be able to continue our operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue to operate over the next 12 months. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence. As such, if we are unable to obtain new financing to execute our business plan we may be required to cease our operations.

Product development is a long, expensive and uncertain process.

The development of both UAV software and hardware is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We anticipate making significant investments in research and development relating to our products and services, but such investments are inherently speculative. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development of the AIMD platform, the V-1 DroneSM or both, but still fail to achieve commercial success for a number of reasons, including the following:

●	failure to obtain the required regulatory approvals for their use;

●	prohibitive production costs;

●	competing products;

●	lack of product innovation;

●	ineffective distribution and marketing;

●	insufficient cooperation from our partners; and

●	product demonstrations not aligning with or meeting customer needs.

Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, the AIMD platform and the V-1 DroneSM may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. Patent protection can be limited and not all intellectual property can be patented. We expect to rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have little protection when we must rely on trade secrets and nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies infringe on the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We have developed and plan to sell products and services in circumstances where insurance or indemnification may not be available; for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. We may not be able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, product failure, or liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms, or to maintain positive relationships with our partners might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

We may indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our officers, directors or control persons, we have been advised by the Securities and Exchange Commission (the “SEC”) that such indemnification is against public policy and is therefore unenforceable.

Since our officers and directors are aware that they may be indemnified for carrying out the duties of their offices, they may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if any of our officers and directors files a claim against us for indemnification, the associated expenses could also increase our operating costs.

We may pursue strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing stockholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

Risks Relating to our Common Stock

Because there is a limited public trading market for our common stock, investors may not be able to resell their shares.

There is currently a limited public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell any shares of our common stock. If investors wish to resell their shares, they will have to locate a buyer and negotiate their own sale. As a result, they may be unable to sell their shares or may be forced to sell them at a loss.

We cannot assure investors that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. Investors may not be able to sell shares at their purchase price or at any price at all.

Fen has voting control over matters submitted to a vote of the stockholders, and it may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

Our majority stockholder, Fen, owns 2,000,000 shares of our Series “A” preferred stock, each of which carries a voting weight equal to 50 shares of our common stock. As a result, Fen controls approximately 61.4% of the votes eligible to be cast by our stockholders and has the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to our existing stockholders as a direct result of the issuance of additional shares of our capital stock. In addition, our business strategy may include expansion through acquisitions or business combinations with entities operating in our industry. In order to do so, or to finance the cost of our operations, we may issue additional equity securities that could dilute our stockholders’ ownership positions. We may also pursue debt financing, if and when available, and this could negatively impact our earnings and results of operations.

We are subject to penny stock regulations and restrictions and investors may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rules”. Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are generally persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our common stock will qualify for exemption from the penny stock rules. In any event, even if our common stock was exempt from the penny stock rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We do not expect to pay dividends for the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Investors may face significant restrictions on the resale of their shares due to state “blue sky” laws.

Each state has its own securities laws, commonly known as “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should therefore consider the resale market for our common stock to be limited, as they may be unable to resell their shares without the significant expense of state registration or qualification.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our results of operations and financial condition has been derived from and should be read in conjunction with our audited financial statements and the related notes thereto that appear elsewhere in this Report.

Overview

We were incorporated pursuant to the laws of the State of Nevada on August 26, 2011. We have not yet generated any revenue from operations.

Results of Operations

Three Months Ended February 28, 2015 and 2014

Revenue

We have not generated any revenue since our inception. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenue during the next 12 months continues to be uncertain.

Expenses

During the three months ended February 28, 2015, we incurred $128,509 in operating expenses, including $110,060 in professional fees, $7,003 in general and administrative expenses, $11,000 in management fees and $446 in transfer agent fees. During the same period in fiscal 2014, we incurred $17,795 in operating expenses, including $17,595 in professional fees and $200 in transfer agent fees. The $110,714 increase in our operating expenses between the two periods was therefore primarily attributable to the significant increase in our professional fees, which was in turn related to our obligations under a consulting agreement we entered into on September 1, 2014.

During the three months ended February 28, 2015, we also incurred $6,811 in interest expenses, whereas we did not incur any interest expenses during the same period in fiscal 2014.

Net Loss

During the three months ended February 28, 2015, we incurred a net loss of $135,320, whereas we incurred a net loss of $17,795 during the same period in fiscal 2014. Our basic and diluted net loss per share during each of those periods was $0.00.

Years Ended November 30, 2014 and 2013

Expenses

During the year ended November 30, 2014, we incurred $164,155 in operating expenses, including $136,415 in professional fees, $20,000 in management fees, $5,815 in general and administrative expenses and $1,925 in transfer agent fees. During the year ended November 30, 2013, we incurred $62,227 in operating expenses, including $32,866 in professional fees, $8,482 in general and administrative expenses, $14,473 in transfer agent fees and $6,406 in mining expenses. The $101,928 increase in our operating expenses between the two years was therefore primarily attributable to the increases in our professional and management fees during the most recent year, as offset by decreases in our mining and general and administrative expenses. In particular, the significant increase in our professional fees during the year ended November 30, 2014 related to amounts paid or accrued to a consultant for assisting with the Vertitek acquisition transaction.

Net Loss

During the years ended November 30, 2014 and 2013, we incurred net losses of $164,155 and $62,227, respectively, both of which were equivalent to our operating expenses during those years. Our basic and diluted net loss per share during each of those years was $0.00.

Liquidity and Capital Resources

As of February 28, 2015

As of February 28, 2015, we had $5,277 in cash and cash equivalents, $31,127 in current and total assets, $75,130 in current liabilities, $349,746 in total liabilities, a working capital deficit of $44,003 and a retained deficit of $459,362.

During the three months ended February 28, 2015, we used $181,788 in net cash on operating activities and our accounts payable decreased by $52,929. During the same period in fiscal 2014 we used $5,200 in net cash on operating activities and our accounts payable increased by $7,595. The majority of our spending on operating activities for the three months ended February 28, 2015 was attributable to our net loss as described above, as adjusted for changes in our accounts payable and accrued liabilities, and was associated with carrying out our reporting obligations under applicable securities laws and transitioning our business focus from mining to pursuing opportunities for the commercialization of products and services in the technology industry.

During the three months ended February 28, 2015, we used $25,500 in net cash on investing activities, all of which was in the form of advances to Vertitek. During the same period in fiscal 2014, we did not use any net cash on investing activities.

During the three months ended February 28, 2015, we received $200,000 from financing activities, all of which was in the form of proceeds from promissory notes. During the same period in fiscal 2014, we received $5,200 from financing activities, all of which was in the form of proceeds from a related party.

During the three months ended February 28, 2015, our cash position decreased by $7,288 due to a combination of our operating, investing and financing activities.

As of November 30, 2014

As of November 30, 2014, we had $12,565 in cash and cash equivalents and total assets, $195,864 in total liabilities, a working capital deficit of $115,494 and an accumulated deficit of $324,042.

During the year ended November 30, 2014, we used $89,758 in net cash on operating activities, our accounts payable and accrued liabilities increased by $66,592, our prepaid expenses decreased by $5,000 and we accrued $2,805 in interest on certain promissory notes in the aggregate principal amount of $65,000. During the year ended November 30, 2013 we used $70,326 in net cash on operating activities, our accounts payable and accrued liabilities decreased by $3,099 and our prepaid expenses increased by $5,000. The majority of our spending on operating activities for the years ended November 30, 2014 and 2013 was therefore attributable to our net loss as described above, as adjusted for changes in our accounts payable and accrued liabilities, and was associated with our carrying out our reporting obligations under applicable securities laws.

We did not incur any expenditures on investing activities during the years ended November 30, 2014 or 2013.

During the year ended November 30, 2014, we received $102,323 in cash from financing activities, including $65,000 in the form of proceeds from promissory notes and $37,323 in the form of proceeds from related parties. During the year ended November 30, 2013, we received $66,200 from financing activities, substantially all of which was in the form of proceeds from a related party.

During the year ended November 30, 2014, our cash increased by $12,565 due to a combination of our operating and financing activities.

Our plans for the next 12 months are uncertain due to our current financial condition; however, we intend to raise additional funds through public or private placement offerings. If we are unsuccessful in raising enough money through such efforts, we may review other financing possibilities such as bank loans. At this time we do not have a commitment from any broker-dealer to provide us with financing. There is no assurance that any financing will be available to us or if available, on terms that will be acceptable to us. In the absence of such financing, we may be forced to cease or significantly curtail our operations.

Plan of Operations

We will need to raise additional capital to fully develop our business plan. We have a 24-month plan during which we intend to implement our business development and marketing plan. We believe we must raise approximately $1,500,000 to pay for expenses associated with the continued development of our AIMD platform as well as the development and commercialization of the Vertitek V-1 DroneSM. Of this, we plan to use $500,000 to finance anticipated activities during Phase I of our development plan as described below, and $1,000,000 to finance anticipated activities during Phase II.

Phase I

Description	Estimated Amount ($)
Complete the development of the AIMD platform	200,000
Finalize the design of the V-1 DroneSM	150,000
Hire sales staff to work with potential clients	50,000
Additional working capital to cover general and administrative expenses	100,000
Total	500,000

Phase II

Description	Estimated Amount ($)
Complete small-scale manufacturing of the V-1 DroneSM	500,000
Sales literature, displays and advertising expenses	200,000
Management and consulting fees, employee salaries	200,000
Additional working capital to cover general and administrative expenses	100,000
Total	1,000,000

Many of the developments enumerated in Phase II are dependent on the completion of our Phase I objectives, and both phases are dependent on us obtaining additional financing. There can be no assurance that we will be able to secure such financing, and if we are able to raise some but not all of the funds required to undertake the developments in Phase I and Phase II our management will likely need to re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds to maintain our reporting status with the SEC and developing our product designs to attract investors.

If we are unable to raise additional funds, we will not be able to complete any of the milestones in either Phase I or Phase II. Due to the fact that many of the milestones are dependent on each other, if we are unsuccessful in obtaining additional financing we may not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as loans from our existing shareholders in order to finance our business activities. We cannot guarantee that additional funding will be available on favourable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates, among other things, that we will continue to realize our assets and satisfy our liabilities in the normal course of business. As at February 28, 2015, we had a working capital deficit of $44,003 and a retained deficit of $459,362, and as at November 30, 2014, we had a working capital deficit of $115,494 and an accumulated deficit of $324,042. We intend to fund our operations through equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the next 12 months.

Our ability to continue in existence is dependent upon, among other things, obtaining additional financing to continue our operations, including the operations of Vertitek. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect our financial statements and future operations.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with original maturities of less than three months, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

PROPERTIES

Our executive office is located at 1001 S Dairy Ashford Road, Suite 100, Houston, TX 77077. As our sole officer and director and the sole officer and director of Vertitek both spend the majority of their time working from home-office situations, we currently pay approximately $100 per month under a month-to-month agreement with Regus for this office space. We believe that this arrangement is generally suitable to meet our needs for the foreseeable future; however, we will continue to seek additional space as needed to satisfy our growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this Report for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each of our officers and directors and (iii) our officers and directors as a group. A person is considered to beneficially own any shares over which such person, directly or indirectly, exercises sole or shared voting or investment power, or over which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our officers and directors is exercised solely by the beneficial owner thereof.

For the purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days. For the purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Gerald B. Hammack (2)	-	-
Common Stock	Timothy Franklin (3)	-	-
Common Stock	Khurram Shroff (4)	-	-
All Officers and Directors as a Group		-	-
Preferred Stock	Fen Holdings & Investments Limited (5) c/o EuroHelvetia TrustCo S.A. 10 route de l’Aeroport Geneva, Switzerland CH-1215	2,000,000	100

(1)	Based on 63,879,270 shares of our common stock and 2,000,000 shares of our Series “A” preferred stock issued and outstanding as of the date of this Report.

(2)	Gerald B. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014.

(3)	Timothy Franklin was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from April 16, 2014 until December 8, 2014.

(4)	Khurram Shroff was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from September 30, 2013 until April 16, 2014.

(5)	Juergen Krause exercises sole voting and investment power over the securities held by Fen Holdings & Investments Limited.

Changes in Control

As of the date of this Report, we were not aware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

DIRECTORS AND EXECUTIVE OFFICERS

Our bylaws allow the number of directors to be fixed by our Board of Directors. Our Board of Directors has fixed the number of directors at one.

As of the date of this Report, the name, age and positions of our sole executive officer and director are as follows:

Name	Age	Position
Gerald B. Hammack	52	Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Mr. Hammack will serve as our director until our next stockholder meeting or until his successor is elected who accepts the position. Officers hold their positions at the will of the Board of Directors. There are no arrangements, agreements or understandings between non-management stockholders and management under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

Gerald B. Hammack – Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

Mr. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014. He has more than 30 years of experience in a variety of technology-related fields, including programming, digital telephony, database management as well as substantial expertise in the setup and management of complex data processing systems. From 2008 to the present, he has acted as the Managing Director of Wizard Technical Services, a boutique firm located in Cushing, Texas, focused on the development of customized technology solutions for a diverse client base, including the development and management of a cloud-based Internet telephony solution for a niche telephony service provider as well as offsite management and oversight of legacy hardware and software systems.

Prior to 2008, Mr. Hammack served as the Director of Technical Services for the Orleans Parish Criminal Sheriff’s Office (OPCSO) in New Orleans, Louisiana. While holding the rank of Captain, Mr. Hammack’s experience and dedication were instrumental in restarting OPCSO’s operations after the devastation of Hurricane Katrina.

Mr. Hammack has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

Significant Employees

Other than our sole executive officer and director and the sole officer and director of Vertitek, we do not expect any other individuals to make a significant contribution to our business at this time.

Family Relationships

There are no family relationships among our sole director, sole executive officer or persons nominated or chosen by us to become directors or executive officers.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

●	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any law or regulation prohibiting mail or wire fraud or fraud in connection with any business activity;

●	being the subject of, or a party to, any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies; or

●	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any stock, commodities or derivatives exchange or other self-regulatory organization.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because we have not yet finalized the content of such a code. Companies whose equity securities are listed for trading on the OTC Bulletin Board are not currently required to implement a code of ethics.

Director Nominees

There have been no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

On September 30, 2013, we established an audit committee and appointed our former sole executive officer and director as the sole member of the committee. He has since been replaced by our current sole executive officer and director, Gerald B. Hammack. Mr. Hammack is not an independent member of the committee pursuant to NASDAQ Listing Rule 5605(a)(2) since he is our sole executive officer. The Board of Directors adopted a charter for the audit committee on September 30, 2013, a copy of which was included as Exhibit 99.1 to our annual report for the fiscal year ended November 30, 2013, filed with the SEC on March 14, 2014.

The audit committee is responsible for reviewing both our interim and annual financial statements. For the purposes of performing their duties, the members of the audit committee have the right, at all times, to inspect all our books and financial records and discuss with management and our auditors any accounts, records and matters relating to our financial statements. The audit committee is required to meet periodically with management and annually with our auditors.

Our Board of Directors has determined that we do not presently need an audit committee financial expert on our Board of Directors carrying out the duties of the audit committee. Our Board of Directors has determined that the cost of hiring a financial expert to act as one of our directors and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having a financial expert on the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to our current and former sole officers and directors for all services rendered in all capacities to us. We do not have any other executive officers and no other individual received total compensation from us in excess of $100,000 during those years. Pursuant to Item 402(a)(5) of Regulation S-K we have omitted certain columns from the table since there was no compensation awarded to, earned by or paid to these individuals required to be reported in such columns in either year.

Name and Principal Position	Year Ended November 30,	Salary ($)	Total ($)
Gerald B. Hammack, Chief Executive Officer (1)	2014	N/A	N/A
	2013	N/A	N/A

Timothy Franklin, former Chief Executive Officer (2)	2014	20,000	20,000
	2013	N/A	N/A

Khurram Shroff, former Chief Executive Officer (3)	2014	-	-
	2013	-	-

Mauro Baessato, former Chief Executive Officer (4)	2014	N/A	N/A
	2013	-	-

(1)	Gerald B. Hammack has been our Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director since December 8, 2014.

(2)	Timothy Franklin was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from April 16, 2014 until December 8, 2014.

(3)	Khurram Shroff was our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole director from September 30, 2013 until April 16, 2014.

(4)	Mauro Baessato was our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director from our inception until September 30, 2013.

Outstanding Equity Awards at Fiscal Year-End

As of November 30, 2014, we did not have any outstanding equity awards.

Benefit Plans

We do not have any pension plan, profit sharing plan or similar plan for the benefit of our officers, directors or employees. However, we may establish such plans in the future.

Director Compensation

We do not pay our directors any fees for attendance at Board meetings or similar remuneration or reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we currently use the definition in NASDAQ Listing Rule 5605(a)(2) for determining director independence, which provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that our sole director does not meet this definition of independence due to the fact that he is also our sole executive officer.

We do not currently have a separately designated nominating or compensation committee.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we are a party or of which any of our properties is the subject. Our management is not aware of any such legal proceedings contemplated by any governmental authority against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

General

As of the date of this Report, we have 63,879,270 shares of common stock issued and outstanding.

Market Information

There is a limited public market for our common stock. Our common stock is quoted on the OTC Bulletin Board under the symbol “VRMI”. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on December 6, 2012. The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The high and low bid quotations of our common stock for the periods indicated below are as follows:

OTC Bulletin Board
Quarter Ended	High ($)	Low ($)
February 28, 2015	2.55	0.31

November 30, 2014	0.31	0.31

August 31, 2014	0.31	0.31

May 31, 2014	0.65	0.30

February 28, 2014	0.65	0.65

November 30, 2013	0.0085	0.0085

August 31, 2013	-	-

May 31, 2013	-	-

February 28, 2013	-	-

Holders

As of the date of this Report there are six holders of record of our common stock, one of which is Cede & Co.

Dividends

On December 3, 2013, our former sole director approved a stock dividend of 59 authorized but unissued shares of our common stock on each one (1) issued and outstanding share of our common stock. On December 13, 2013, we received approval from the Financial Industry Regulatory Authority (FINRA) to effect the stock dividend by way of a forward split, and on December 17, 2013, our shareholders of record on December 16, 2013 received the dividend. As a result of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares.

Other than as described above, we have never paid dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this Report, we do not have any compensation plans under which our equity securities are authorized for issuance. We intend to adopt an equity compensation plan in which our directors, officers, employees and consultants will be eligible to participate. However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

See the disclosure set forth under Item 3.02 which is incorporated herein by reference. Other than that or as disclosed in in previous quarterly reports on Form 10-Q or current reports on Form 8-K, we have not issued any equity securities that were not registered under the Securities Act within the past three years.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our amended and restated Articles of Incorporation, our amended and restated Bylaws and the Nevada Revised Statues (the “NRS”) relating to our common stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our amended and restated Articles of Incorporation and Bylaws.

Common Stock

Our authorized capital consists of 750,000,000 shares of common stock, par value $0.001 per share. As of the date of this Report and after giving effect to the Acquisition, 63,879,270 shares of our common stock were issued and outstanding.

The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

Our authorized capital also consists of 10,000,000 shares of shares of “blank check” preferred stock, par value $0.001, 2,000,000 of which have been designated as Series “A” preferred stock. As of the date of this Report, all 2,000,000 shares of the Series “A” preferred stock are issued and outstanding and the remaining 8,000,000 shares of “blank check” preferred stock have yet to be designated or issued.

The “blank check” preferred stock may be issued from time to time in one or more series, and our Board of Directors is authorized to issuance such stock in one or more series and to fix from time to time the number of shares to be included in any series and the designations, powers, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, of all shares of such series.

Subject to the rights of the holders of any series of preferred stock pursuant to the terms of any preferred stock designation, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our capital stock entitled to vote generally in the election of directors.

The shares of Series “A” preferred stock carry certain rights and preferences, including that the Series “A” Preferred Stock may be converted into shares of our common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance; that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock; and that in the event of our voluntary or involuntary liquidation, dissolution or winding-up, the Series “A” preferred stock has a priority on liquidation senior to that of our other preferred stock.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, when voting for the election of directors, can elect all of the directors to be elected, if they so choose. In that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Report, we have not paid any cash dividends to our stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated Articles of Incorporation provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he/she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

Our amended and restated Articles of Incorporation also provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of us to procure a judgment in our favor by reason of the fact that he/she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to us unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

We may pay any expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized by our Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by us.

The indemnification described above is not exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Our amended and restated Bylaws provide for indemnification of the directors, officers and employees in most cases for any liability suffered by them or arising out of their activities as our directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when our Board of Directors approves such settlement and reimbursement as being for our best interests. Our Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Section 78.751 of the NRS.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities

See the disclosure set forth under Item 1.01 which is incorporated herein by reference.

The shares of our common stock issued to Masamos in connection with the Acquisition were offered and sold in reliance upon the exemption from registration provided by Rule 903 of Regulation S under the Securities Act (“Regulation S”). Our reliance on Rule 903 of Regulation S was based on the fact that the shares were sold in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts in the United States in connection with the sale of the shares, and Masamos was not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person.

Item 5.06 Change in Shell Company Status

Since we were a shell company prior to the closing of the Acquisition, see the disclosure set forth under Items 1.01 and 2.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Filed as Exhibit 99.1 to this Report and incorporated herein by reference are the audited financial statements of Vertitek for the fiscal year ended January 31, 2015.

(b)	Pro Forma Financial Information

Filed as Exhibit 99.2 to this Report and incorporated herein by reference are our unaudited pro forma financial statements for the year ended November 30, 2014 and for the three months ended February 28, 2015.

(c)	Shell Company Transactions

See Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits

The Share Exchange Agreement is included as Exhibit 10.1 to this Report.

Exhibit Number	Exhibit Description

3(i).1	Articles of Incorporation filed with the Nevada Secretary of State on August 25, 2011 (1)

3(i).2	Certificate of Amendment filed with the Nevada Secretary of State on December 4, 2013 (2)

3(i).3	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on December 11, 2014 (3)

3(i).4	Certificate of Designation filed with the Nevada Secretary of State on January 15, 2015 (4)

3(ii).1	Bylaws (1)

3(ii).2	Amended and Restated Bylaws dated December 3, 2013 (2)

10.1	Share Exchange Agreement with Vertitek and Masamos dated January 27, 2015

99.1	Audited Financial Statements of Vertitek for the year ended January 31, 2015

99.2	Unaudited Pro Forma Financial Statements for the year ended November 30, 2014 and for the three months ended February 28, 2015

(1)	Incorporated by reference from our registration statement on Form S-1 filed with the SEC on March 29, 2012.

(2)	Incorporated by reference from our current report on Form 8-K filed with the SEC on December 9, 2013.

(3)	Incorporated by reference from our current report on Form 8-K filed with the SEC on December 12, 2014.

(4)	Incorporated by reference from our current report on Form 8-K filed with the SEC on January 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	VALMIE RESOURCES, INC.

	By:	/s/ Gerald B. Hammack
Gerald B. Hammack
Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director